Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of the 1st day of November, 2013

AMONG:

GREEN LIVING CONCEPTS INC., a corporation formed pursuant to the laws of the State of Nevada;

(“GLC”)

AND:

CES ACQUISITIONS, INC., a corporation formed pursuant to the laws of the State of Florida and a wholly owned subsidiary of GLC;

(the "Acquirer")

AND:

CROSS ENVIRONMENTAL SERVICES, INC., a corporation formed pursuant to the laws of the State of Florida;

("CES")

WHEREAS:

A.

CES is a Florida corporation and a specialty contracting company;

B.

The CES Shareholders own an aggregate of two hunded (200) CES Shares, being 100% of the presently issued and outstanding CES Shares;

C.

GLC is a reporting company whose common stock is quoted on the OTC Bulletin Board and which has been engaged in a search for potential merger candidates; and

D.

The respective Boards of Directors of GLC, CES and the Acquirer deem it advisable and in the best interests of GLC, CES and the Acquirer that the Acquirer merge with and into CES (the "Merger") pursuant to this Agreement and the Articles of Merger, and the applicable provisions of the laws of the State of Florida.

NOW THEREFORE, WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1

In this Agreement the following terms will have the following meanings:

(a)

“Acquisition Shares” means the 35,000,000 GLC Common Shares, which shares are to be issued and delivered to the CES Shareholders at Closing pursuant to the terms of the Merger in accordance with Schedule A, annexed hereto;

(b)

“Agreement” means this agreement and plan of merger among GLC, the Acquirer, and CES;

(c)

“Articles of Merger” means the appropriate articles of merger to be filed with Secretary of State of Florida for the Merger of CES and the Acquirer in accordance with the terms of this Agreement;

(d)

“CES Accounts Receivable” means all accounts receivable and other amounts owing to CES;

(e)

“CES Assets” means all the property and assets of the CES Business of every kind and description wherever situated including, without limitation, CES Inventory, CES Material Contracts, CES Accounts Receivable, CES Cash, CES Intangible Assets and CES Goodwill, and all credit cards, charge cards and banking cards issued to CES;

(f)

“CES Business” means all aspects of the business conducted by CES;

(g)

“CES Cash” means all cash on hand or on deposit to the credit of CES on the Closing Date, subject to reduction pursuant to Section 7.1(f) below;

(h)

“CES Financial Statements” means collectively, the audited financial statements of CES for the fiscal years ending December 31, 2012 and December 31, 2011, and the unaudited financial statements of CES for the period ending June 30, 2013, which shall be delivered at or before Closing, all of which will be prepared in accordance with United States generally accepted accounting principles and the requirements of Regulation S-X as promulgated by the Commission;

(i)

“CES Goodwill” means the goodwill of the CES Business together with the exclusive right of CES to represent itself as carrying on the CES Business in succession of CES subject to the terms hereof, and the right to use any words indicating that the CES Business is so carried on including the right to use the name "Cross Environmental Services, Inc.” or any variation thereof as part of the name of or in connection with the CES Business or any part thereof carried on or to be carried on by CES, the right to all corporate, operating and trade names associated with the CES Business, or any variations of such names as part of or in connection with the CES Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the CES Business, all necessary licenses and authorizations and any other rights used in connection with the CES Business;

(j)

“CES Intangible Assets” means all of the intangible assets of CES, including, without limitation, CES Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of CES;

(k)

“CES Inventory” means all inventory and supplies of the CES Business as of June 30, 2013 as increased or decreased in the ordinary course of business;

(l)

“CES Material Contracts” means the burden and benefit of and the right, title and interest of CES in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which CES is entitled in connection with the CES Business under which CES is obligated to pay or entitled to receive the sum of Ten Thousand Dollars ($10,000) or more annually including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice;

(m)

“CES Shares” means all of the issued and outstanding shares of CES's equity stock;

(n)

“CES Shareholders” means all of the holders of the issued and outstanding CES Shares;

(o)

 “Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(p)

“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

(q)

“Commission” means the Securities and Exchange Commission;

(r)

“Effective Time” means the effective date of the filing of appropriate Articles of Merger in the form required by the State of Florida provided that the Merger shall become effective as provided in the FBCA;

(s)

“Exchange Act” means the Securities Exchange Act of 1934, as amended;

(t)

“FBCA” means the Florida Business Corporation Act;

(u)

“GLC Business” means all aspects of any business conducted by GLC and its subsidiaries, including Subsidary (as defined herein);

(v)

“GLC Financial Statements” means, collectively, the audited financial statements of GLC for the two fiscal years ended March 31, 2013 and 2012, and the unaudited financial statements of GLC for the period ending June 30, 2013 as included in the SEC Reports;

(w)

“GLC Common Shares” means the shares of common stock in the capital of GLC;

(x)

“Merger” means the merger, at the Effective Time, of CES and the Acquirer pursuant to this Agreement;

(y)

“Securities Act” means the Securities Act of 1933, as amended;

(z)

“SEC Reports” means all forms, reports and documents filed  by GLC with the Commission under the Exchange Act on and after August 31, 2012 through the date hereof;

(aa)

“Surviving Company” means CES following the merger with the Acquirer;

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2

The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section References and Schedules

1.3

Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

Severability of Clauses

1.4

If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2

THE MERGER

The Merger

2.1

At Closing, the Acquirer shall be merged with and into CES pursuant to this Agreement and the separate corporate existence of the Acquirer shall cease and CES, as it exists from and after the Closing, shall be the Surviving Company.

Effect of the Merger

2.2

The Merger shall have the effect provided therefore by the FBCA. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choices in action, and all and every other interest of or belonging to or due to CES or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of CES and the Acquirer, as a group, and (ii) all debts, liabilities, duties and obligations of CES and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of CES and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of CES or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

Articles of Incorporation; Bylaws; Directors and Officers

2.3

The Articles of Incorporation of the Surviving Company from and after the Closing shall be the Articles of Incorporation of CES as in effect immediately prior to the Closing until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the FBCA.  The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of CES as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Articles of Incorporation of the Surviving Company and as provided by the FBCA.  The directors and officers of the Surviving Company from and after the Closing shall be the directors and officers of CES immediately prior to the Closing.

Conversion of Securities

2.4

At the Effective Time, by virtue of the Merger and without any action on the part of the Acquirer or CES, the shares of capital stock of each of CES and the Acquirer shall be converted as follows:

(a)

Capital Stock of the Acquirer. Each issued and outstanding share of the Acquirer's capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company. Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

(b)

Conversion of CES Shares. Each CES Share that is issued and outstanding at the Effective Time, set forth on Schedule A, shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive 175,000 Acquisition Shares for each CES Share. All such CES Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

OF GLC

Representations and Warranties

3.1

GLC and the Acquirer jointly and severally represent and warrant in all material respects to CES, with the intent that CES will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

GLC - Corporate Status and Capacity

(a)

Incorporation and Subsidiaires. GLC is a corporation duly incorporated and validly existing under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada.

(b)

Carrying on Business. GLC is duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted.  GLC  is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on their respective businesses.

(c)

Corporate Capacity. GLC  has the corporate power, capacity and authority to own its assets. GLC has the corporate power, capacity and authority to enter into and complete this Agreement.

(d)

Reporting Status; Listing. GLC files reports with the Commission pursuant to Section 15(d) under the Exchange Act. The GLC Common Shares are quoted on the OTC Bulletin Board under the symbol “GNLC”.

(e)

SEC Reports. GLC has filed all required SEC Reports with the Commission under the Exchange Act. The SEC Reports, at the time filed, complied as to form in all material respects with the requirements of the Exchange Act. None of the SEC Reports, including without limitation any financial statements or schedules included therein, contains any untrue statements of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Acquirer - Corporate Status and Capacity

(f)

Incorporation. The Acquirer is a corporation duly incorporated and validly existing under the laws of the State of Florida, and is in good standing with the office of the Secretary of State for the State of Florida.

(g)

Carrying on Business. Other than corporate formation and organization, the Acquirer has not carried on business activities to date.

(h)

Corporate Capacity. The Acquirer has the corporate power, capacity and authority to enter into and complete this Agreement.

GLC - Capitalization

(i)

Authorized Capital. The authorized capital of GLC consists of 75,000,000 shares of common stock, $0.001 par value, of which  11,525,000 GLC Common Shares are presently issued and outstanding.

(j)

No Option. Except as provided in in this Agreement, no person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any shares of common stock of GLC or for the purchase, subscription or issuance of any of the unissued shares in the capital of GLC.

Acquirer - Capitalization

(k)

Authorized Capital. The authorized capital of the Acquirer consists of 3,000 shares of common stock, of which 1,000 shares of common stock are presently issued and outstanding and which are owned by GLC.

(l)

No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any shares of common stock in Acquirer or for the purchase, subscription or issuance of any of the unissued shares in the capital of Acquirer.

GLC - Records and Financial Statements

(m)

Charter Documents. The charter documents of GLC and the Acquirer are as provided to CES. GLC and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(n)

GLC Financial Statements. The GLC Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of GLC, including the assets and liabilities, if any of GLC’s subsidiaries, as of the respective dates thereof, and the results of operations and changes in financial position of GLC during the period covered thereby, in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated.

(o)

GLC Accounts Payable and Liabilities. There are no liabilities, contingent or otherwise, of GLC or its subsidiaries which are not reflected in the GLC Financial Statements except those incurred in the ordinary course of business since the date of the GLC Financial Statements, and neither GLC nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation.

(p)

GLC Accounts Receivable. There are no accounts receivable of GLC or any of GLC’s subsidiaries which are not reflected in the GLC Financial Statements except those incurred in the ordinary course of business since the date of the GLC Financial Statements.

(q)

No Debt. Neither GLC nor its subsidiariesare, on the date hereof and on Closing will be, materially indebted to any, person or entity or other third party, including any  affiliate, director or officer of GLC, except as reflected in the GLC Financial Statements and except for those incurred in the ordinary course of business since the date of the GLC Financial Statements.

(r)

No Related Party Debt to GLC. Except as set forth in the SEC Reports, no director or officer or affiliate of GLC or its subsidiaries is now indebted to or under any financial obligation to GLC or its subsidiaries on any account whatsoever, except for advances on account of travel and other expenses not exceeding One Thousand Dollars ($1,000) in total.

(s)

No Dividends. No dividends or other distributions on any shares in the capital of GLC or the Subsidiary have been made, declared or authorized since the date of the GLC Financial Statements.

(t)

No Payments. No payments of any kind have been made or authorized since the date of the GLC Financial Statements to or on behalf of officers, directors, shareholders or employees of GLC or its subsidiaries or under any management agreements with GLC or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them.

(u)

No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting GLC or its subsidiaries.

(v)

No Adverse Events. Since June 30, 2013,

(i)

there has not been any material adverse change in the properties, results of operations, financial position or condition (financial or otherwise) of GLC, its subsidiaries, its assets or liabilities or any damage, loss or other change in circumstances materially affecting GLC, the GLC Business or GLC’s right to carry on the GLC Business, other than non-material changes in the ordinary course of business or as contemplated pursuant to this Agreement,

(ii)

there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting GLC, its subsidiaries, or the GLC Business,

(iii)

there has not been any material increase in the compensation payable or to become payable by GLC to any of GLC’s officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)

the GLC Business has been and continues to be carried on in the ordinary course,

(v)

GLC has not waived or surrendered any right of material value,

(vi)

Neither GLC nor its subsidiaries have discharged, satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business; and

(vii)

no capital expenditures in excess of Five Thousand Dollars ($5,000) have been authorized or made by GLC.

GLC - Income Tax Matters

(w)

Tax Returns. As of the Closing Date, tax returns for 2012, 2011 and 2010  and reports of GLC and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by GLC and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid and no amounts are owed to any taxing authority as of the Closing Date. Without limiting the generality of the foregoing, GLC hereby represents that no amounts are owed to any taxing authorities by GLC and/or its subsidiaries for the period commencing on the formation(incorporation) of GLC though the Closing Date.

(x)

Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by GLC. GLC is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns.

GLC - Applicable Laws and Legal Matters

(y)

Licenses. GLC and its subsidiaries hold all licenses and permits as may be requisite for carrying on the GLC Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the GLC Business.

(z)

Applicable Laws. Neither GLC nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the GLC Business, and to GLC’s knowledge, neither GLC nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the GLC Business.

(aa)

Pending or Threatened Litigation. Except as provided in the SEC Reports, there is no litigation or administrative or governmental proceeding pending or threatened against or relating to GLC, its subsidiaries, or the GLC Business nor does GLC have any knowledge of any act or omission of GLC or its subsidiaries that would form any material basis for any such action or proceeding.

(bb)

No Bankruptcy. Neither GLC nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against GLC or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of GLC or its subsidiaries.

(cc)

Labor Matters. Neither GLC nor its subsidiaries are party to any collective agreement relating to the GLC Business with any labor union or other association of employees and no part of the GLC Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of GLC, has made any attempt in that regard.

(dd)

Finder's Fees. Neither GLC nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein.

Execution and Performance of Agreement

(ee)

Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of GLC and the Acquirer.

(ff)

No Violation or Breach. The execution and performance of this Agreement will not:

(i)

violate the charter documents of GLC or the Acquirer or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which GLC or its subsidiaries are party,

(ii)

give any person any right to terminate or cancel any agreement or any right or rights enjoyed by GLC or its subsidiaries,

(iii)

result in any alteration of GLC’s or its subsidiaries’ obligations under any agreement to which GLC or its subsidiaries are party,

(iv)

result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of GLC,

(v)

result in the imposition of any tax liability to GLC or its subsidiaries relating to the assets of GLC, or

(vi)

violate any court order or decree to which either GLC or its subsidiaries is subject.

The GLC Business

(gg)

Maintenance of Business. Since the date of the GLC Financial Statements, GLC and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as provided in, contemplated by, or set forth in this Agreement or in the SEC Reports.

(hh)

Subsidiaries. Except for (i) the Acquirer and (ii) CES Synergies, Inc., a Nevada corporation (formed solely for the purpose of changing the name of GLC) (the “Name Change Subsidiary”), GLC does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.  References in this Agreement to any subsidiaries of the GLC shall include the Acquirer, the Name Change Subsidiary and any other subsidiary that GLC may have but has not disclosed in this Agreement.

GLC - Acquisition Shares

(ii)

Acquisition Shares. The Acquisition Shares when delivered to the holders of CES Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of GLC, in all cases subject to the provisions and restrictions of all applicable securities laws.

(jj)

Securities Law Compliance.  Except as set forth in the SEC Reports, GLC has not issued any shares of its common stock (or securities convertible into or exercisable for shares of common stock).  Neither GLC nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of GLC under circumstances which would require the integration of such offering with the offering of the Acquisition Shares issued to the CES Shareholders) which subject the issuance or sale of such shares to the CES Shareholders to the registration requirements of Section 5 of the Securities Act.

Non-Merger and Survival

3.2

The representations and warranties of GLC and the Acquirer contained herein are true and correct as of the date of this Agreement and will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the CES Shareholders, the representations and warranties of GLC shall survive the Closing for a period of two (2) years.

Indemnity

3.3

GLC shall defend, indemnify and save harmless CES from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim, resulting from the breach by GLC of any representation, covenant or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by GLC and/or the Acquirer to CES hereunder. Legal fees and other costs of defending and prosecuting this action shall be borne by GLC.

ARTICLE 4

COVENANTS OF GLC

Covenants

4.1

GLC covenants and agrees with CES that GLC will:

(a)

Conduct of Business. Until the Closing, conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

(b)

Access. Until the Closing, give the CES Shareholders and their representatives full access to all of the properties, books, contracts, commitments and records of GLC, and furnish to the CES Shareholders and their representatives all such information as they may reasonably request;

(c)

Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger; and

(d)

SEC Filings.  Until the Closnig, file with the Commission in a timely manner, all reports and other documents required of GLC under either the Securities Act or the Exchange Act.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF

CES

Representations and Warranties

5.1

CES represents and warrants in all material respects to GLC, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

CES - Corporate Status and Capacity

(a)

Incorporation. CES is a corporation duly incorporated and validly existing under the laws of the State of Florida, and is in good standing with the office of the Secretary of State for the State of Florida.

(b)

Carrying on Business. CES is duly qualified or licensed to do business and in in good standing in each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on its businesses.

(c)

Corporate Capacity. CES has the corporate power, capacity and authority to own the CES Assets and to carry on the CES Business and CES has the corporate power, capacity and authority to enter into and complete this Agreement.

CES - Capitalization

(d)

Authorized Capital. The authorized capital of CES consists of 500 shares of common stock, par valur $1.00.

(e)

Ownership of CES Shares. The issued and outstanding share capital of CES consist of 200 shares of common stock (being the CES Shares), which shares are validly issued and outstanding as fully paid and non-assessable shares. The CES Shareholders are the registered and beneficial owner of the CES Shares. The CES Shares owned by the CES Shareholders are free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever not created by or through GLC and/or the Acquirer. Except as provided in in this Agreement, no person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any shares of common stock of CES or for the purchase, subscription or issuance of any of the unissued shares in the capital of CES.

(f)

No Restrictions. There are no restrictions on the transfer, sale or other disposition of CES Shares contained in the charter documents of CES or under any agreement.

CES - Records and Financial Statements

(g)

Charter Documents. CES is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation (or other charter documents) or by-laws.

(h)

CES Financial Statements. The CES Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of CES as of the respective dates thereof, and the results of operations and changes in financial position of CES during the periods covered thereby, and are prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated.

(i)

CES Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of CES which are not reflected in the CES Financial Statements except those incurred in the ordinary course of business since the date of the CES Financial Statements.

(j)

No Dividends. No dividends or other distributions on any shares in the capital of CES have been made, declared or authorized since the date of the CES Financial Statements.

CES - Income Tax Matters

(k)

Tax Returns. All tax returns and reports of CES required by law to be filed have been filed and to the best of CES’s knowledge and belief are true, complete and correct, and any taxes payable in accordance with any return filed by CES or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid.

(l)

Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by CES. CES is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns.

CES - Applicable Laws and Legal Matters

(m)

Licenses. CES holds all licenses and permits as may be requisite for carrying on the CES Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the CES Business.

(n)

Applicable Laws. CES has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which applies to it the violation of which would have a material adverse effect on the CES Business, and, to CES’s knowledge and belief, CES is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the CES Business.

(o)

Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to CES, the CES Business, or any of the CES Assets, nor does CES have any knowledge of any deliberate act or omission of CES that would form any material basis for any such action or proceeding.

(p)

No Bankruptcy. CES has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against CES and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of CES.

(q)

Labor Matters. CES is not a party to any collective agreement relating to the CES Business with any labor union or other association of employees and no part of the CES Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of CES, has made any attempt in that regard and CES has no reason to believe that any current employees will leave CES's employ as a result of this Merger.

Execution and Performance of Agreement

(r)

Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of CES and the CES Shareholders.

(s)

No Violation or Breach. The execution and performance of this Agreement will not

(i)

violate the charter documents of CES or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which CES is a party,

(ii)

give any person any right to terminate or cancel any agreement including, without limitation, CES Material Contracts, or any right or rights enjoyed by CES,

(iii)

result in any material alteration of CES's obligations under any agreement to which CES is a party including, without limitation, the CES Material Contracts,

(iv)

result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the CES Assets,

(v)

result in the imposition of any tax liability to CES relating to CES Assets or the CES Shares, or

(vi)

violate any court order or decree to which CES is subject.

CES Assets - Ownership and Condition

(t)

No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the CES Assets.

(u)

CES Material Contracts. The CES Material Contracts constitute all of the material contracts of CES.

(v)

No Default. There has not been any default in any material obligation of CES or any other party to be performed under any of the CES Material Contracts, each of which is in good standing and in full force and effect and unamended, and CES is not aware of any default in the obligations of any other party to any of the CES Material Contracts.

CES Assets - CES Goodwill and Other Assets

(w)

CES does not have any knowledge of any infringement by CES of any patent, trademark, copyright or trade secret.

The Business of CES

(x)

Maintenance of Business. Since the date of the CES Financial Statements, the CES Business has been carried on in the ordinary course, and CES has not entered into any material agreement or commitment except in the ordinary course of business, except as contemplated by this Agreement.

(y)

Subsidiaries. CES does not have any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2

The representations and warranties of CES contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by GLC, the representations and warranties of CES shall survive the Closing for a period of two (2) years.

Indemnity

5.3

CES agrees to indemnify and save harmless GLC from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of CES to defend any such claim), resulting from the breach by CES of any representation or warranty of CES made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by CES to GLC hereunder.  Legal fees and other costs of defending and prosecuting this action shall be borne by CES.

ARTICLE 6

COVENANTS OF CES

Covenants

6.1

CES covenants and agrees with GLC that it will:

(a)

Conduct of Business. Until the Closing, conduct the CES Business diligently and in the ordinary course consistent with the manner in which the CES Business generally has been operated up to the date of execution of this Agreement;

(b)

Preservation of Business.  Until the Closing, use its best efforts to preserve the CES Business and the CES Assets; and

(c)

Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the CES Assets, including the CES Material Contracts.

ARTICLE 7

CONDITIONS PRECEDENT

Conditions Precedent in favor of GLC

7.1

GLC’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment (or waiver by GLC) of each of the following conditions precedent on or before the Closing:

(a)

all documents or copies of documents required to be executed and delivered to GLC as set forth in Article 9 hereof will have been so executed and delivered;

(b)

all of the terms, covenants and conditions of this Agreement to be complied with or performed by CES at or prior to the Closing will have been complied with or performed;

(c)

title to the CES Shares held by the CES Shareholders will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever not created by or through GLC and/or the Acquirer;

(d)

the Articles of Merger shall be executed by CES in form acceptable for filing with the Florida Secretary of State;

(e)

subject to Article 8 hereof, there will not have occurred:

(i)

any material adverse change in the financial position or condition of CES, its liabilities or the CES Assets or any damage, loss or other change in circumstances materially and adversely affecting the CES Business or the CES Assets or CES's right to carry on the CES Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)

any damage, destruction, loss or other event, including changes to any laws or statutes applicable to CES or the CES Business (whether or not covered by insurance) materially and adversely affecting CES, the CES Business or the CES Assets;

(f)

the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(g)

all representations and warranties of CES contained herein shall be true and correct as of the Closing Date; and

(h)

GLC shall be in receipt of the CES Financial Statements.

Waiver by GLC

7.2

The conditions precedent set out in the preceding section are inserted for the exclusive benefit of GLC and any such condition may be waived in whole or in part by GLC at or prior to Closing by delivering to CES a written waiver to that effect signed by GLC. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, GLC shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of CES

7.3

The obligations of CES to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)

all documents or copies of documents, securities issuances and wire transfers required to be executed and delivered to GLC as set forth in Article 9 hereof will have been so executed and delivered;

(b)

the following persons shall be elected officers of GLC, effective upon the Effective Time: Clyde A. Biston (Chief Executive Officer), James Everett (Chief Operating Officer and Secretary), John Tostanoski (President), James Smith (Vice President), and Sharon Rosenbauer (Treasurer and Chief Financial Officer);

(c)

the board of directors of GLC shall have expanded to five in a form reasonably acceptable to CES, and  John Tostanoski, James Everett, Sharon Rosenbauer, and Jeff Chartier shall have been appointed to GLC’s board of directors in a form reasonably acceptable to CES;

(d)

all of the terms, covenants and conditions of this Agreement to be complied with or performed by GLC or the Acquirer at or prior to the Closing shall have been complied with or performed;

(e)

CES shall have completed its review and inspection of the books and records of GLC and its subsidiaries and shall be reasonably satisfied with same in all material respects;

(f)

title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(g)

the Articles of Merger shall be executed by the Acquirer in form acceptable for filing with the Florida Secretary of State;

(h)

subject to Article 8 hereof, there will not have occurred

(i)

any material adverse change in the financial position or condition of GLC, its subsidiaries, their assets or liabilities or any damage, loss or other change in circumstances materially and adversely affecting GLC or the GLC Business or GLC’s right to carry on the GLC Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)

any damage, destruction, loss or other event, including changes to any laws or statutes applicable to GLC or the GLC Business (whether or not covered by insurance) materially and adversely affecting GLC, its subsidiaries or its assets;

(i)

the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; and

(j)

all representations and warranties of GLC and the Acquirer contained herein shall be true and correct as of the Closing Date.

Waiver by CES

7.4

The conditions precedent set out in the preceding section are inserted for the exclusive benefit of CES and any such condition may be waived in whole or in part by CES at or prior to the Closing by delivering to GLC a written waiver to that effect signed by CES. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing CES shall be released from all obligations under this Agreement.

ARTICLE 8

RISK

Material Change in the Business of CES

8.1

If any material loss or damage to the CES Business occurs prior to Closing and such loss or damage, in GLC's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, GLC shall, within two (2) days following any such loss or damage, by notice in writing to CES, at its option, either:

(a)

terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)

elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to GLC's obligations to carry out the transactions contemplated hereby, be vested in CES or otherwise adequately secured to the satisfaction of GLC on or before the Closing Date.

Material Change in the GLC Business

8.2

If any material loss or damage to the GLC Business occurs prior to Closing and such loss or damage, in CES's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, CES shall, within two (2) days following any such loss or damage, by notice in writing to GLC, at its option, either:

(a)

terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)

elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to CES's obligations to carry out the transactions contemplated hereby, be vested in GLC or otherwise adequately secured to the satisfaction of CES on or before the Closing Date.

ARTICLE 9

CLOSING

Documents to be Delivered by CES

9.1

On or before the Closing, CES will deliver or cause to be delivered to GLC:

(a)

all reasonable consents or approvals required to be obtained by CES for the purposes of completing the Merger;

(b)

an acknowledgement from CES of the satisfaction of the conditions precedent set forth in section 7.1 hereof; and

(c)

such other documents as GLC may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by GLC

9.2

(a) On or before the Closing, GLC and the Acquirer shall deliver or cause to be delivered to CES:

(1) an acknowledgement from GLC of the satisfaction of the conditions precedent set forth in section 7.3 hereof; and

(2) such other documents as CES may reasonably require to give effect to the terms and intention of this Agreement.

(b) Promptly following the Closing, GLC will deliver or cause to be delivered certificates for the Acquisition Shares to the CES Shareholders.

ARTICLE 10

POST-CLOSING MATTERS

General

10.1

Forthwith after the Closing, GLC and CES agree to use all their best efforts to:

(a)

file the Articles of Merger with the Secretary of State of Florida; and

(b)

within four business days after the Closing, file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement which includes audited financial statements of CES as well as pro forma financial information of CES and GLC as required by Regulation S-X as promulgated by the Commission.

ARTICLE 11

GENERAL PROVISIONS

Governing Law

11.1    This Agreement will be governed by, and construed and enforced in accordance with the Laws of the State of New York as applied to contracts that are executed and performed in New York, without regard to the principles of conflicts of law thereof.

Indemnification Provisions

11.2

Notice to Indemnifying Party.  If any party (the "Indemnitee") receives notice of any claim or the commencement of any action or proceeding with respect to which the other party (or parties) is obligated to provide indemnification (the "Indemnifying Party") pursuant to Sections 3.3 or 5.3 hereof, the Indemnitee shall give the Indemnifying Party written notice thereof within a reasonable period of time following the Indemnitee’s receipt of such notice.  Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the losses that have been or may be sustained by the Indemnitee.  The Indemnifying Party may, subject to the other provisions of this Section 11.2, compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee in respect of a third-party claim.  If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within thirty (30) days (or sooner, if the nature of the asserted liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee, shall reasonably cooperate, at the request and reasonable expense of the Indemnifying Party, in the compromise of, or defense against, such asserted liability. The Indemnifying Party will not be released from any obligation to indemnify the Indemnitee hereunder with respect to a claim without the prior written consent of the Indemnitee, unless the Indemnifying Party delivers to the Indemnitee a duly executed agreement settling or compromising such claim with no monetary liability to or injunctive relief against the Indemnitee and a complete release of the Indemnitee with respect thereto.  The Indemnifying Party shall have the right to conduct and control the defense of any third-party claim made for which it has been provided notice hereunder.  All costs and fees incurred with respect to any such claim will be borne by the Indemnifying Party.  The Indemnitee will have the right to participate, but not control, at its own expense, the defense or settlement of any such claim; provided, that if the Indemnitee and the Indemnifying Party shall have conflicting claims or defenses, the Indemnifying Party shall not have control of such conflicting claims or defenses and the Indemnitee shall be entitled to appoint a separate counsel for such claims and defenses at the cost and expense of the Indemnifying Party.   If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably required for such defense.

Notice

11.3

Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid  certified or registered mail, e-mail or Facsimile. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally, by e-mail or by Facsimile shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.4

The address for service of notice of each of the parties hereto is as follows:

(a)

GLC or the Acquirer:

Clyde A. Biston

Green Living Concepts Inc.

P.O. Box 1299

Crystal Springs, FL 33524

Fax: (813) 783-1137

Email: cab@crossenv.com

(b)

CES:

Clyde A. Biston

Cross Environmental Services, Inc.

P.O. Box 1299

Crystal Springs, FL 33524

Fax: 813/783-1137

Email: cab@crossenv.com

With a copy to:

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Attn:  Andrea Cataneo, Esq.

Fax:  (212) 930-9725

Change of Address

11.5

Any party may, by notice to the other parties change its address for notice to some other address.

Further Assurances

11.6

Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.7

Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.8

The provisions contained herein constitute the entire agreement among CES, the Acquirer and GLC respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among CES, the Acquirer and GLC with respect to the subject matter hereof.

Enurement

11.9

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.10

This Agreement is not assignable without the prior written consent of the parties hereto.

Expenses

11.11

 Each party agrees to pay, without right of reimbursement from any other party and regardless of whether or not the transaction is consummated, the costs incurred by it in connection with this transaction, including legal fees and other costs incidental to the negotiation of the terms of the transaction and the preparation of related documentation.

Counterparts

11.12

This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by Facsimile will constitute proper delivery.

Termination

11.13

This Agreement may only be terminated at any time prior to the Closing Date:

(a)

upon mutual written consent authorized by the Board of Directors of GLC and CES; or

(b)

by either GLC or CES if the Closing shall not have been consummated by the close of business on November 2, 2013.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

GREEN LIVING CONCEPTS INC.

By: /s/ Clyde A. Biston

                                                            Name: Clyde A. Biston

Title: Chief Executive Officer

CES ACQUISITIONS, INC.

By:  /s/ Clyde A. Biston

                                                                 Name: Clyde A. Biston

                                                                 Title: Chief Executive Officer

CROSS ENVIRONMENTAL SERVICES, INC.

By: /s/ Clyde A. Biston

                                                                 Name: Clyde A. Biston

Title: Chief Executive Officer